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                                             Exhibit G-1
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Yankee Atomic's Estimated Fees and Expenses
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     Expense Type                            Estimate
     ------------                            --------

     Administrative Fees                     $2,500

     Legal Fees                              $3,500

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     Total Estimated Expenses                $6,000
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